SCHEDULE 14A

                               (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (Amendment No. )

      Filed by the registrant |_|
      Filed by a party other than the registrant |X|

      Check the appropriate box:
      |_|   Preliminary proxy statement   |_|   Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
      |_|   Definitive proxy statement
      |X|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

          First Union Real Estate Equity and Mortgage Investments
          -------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                           Gotham Partners, L.P.
          -------------------------------------------------------
                  (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      |_|   Fee paid previously with preliminary materials.
      |_|   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:


DJ1 - Federal Filings Newswires (FF)                      STORY 27

Gotham Questions Integrity Of FUR's Ind. Committee
3146 Characters
04/24/98
(Copyright (c) 1998, Dow Jones & Company, Inc.)
ISSUER: FIRST UNION REAL ESTATE EQUITY & MORTGAGE INVESTMENTS SBI
SYMBOL: FUR

         WASHINGTON (FFBN) -- First Union Real Estate Equity & Mortgage Investments' top executives deliberately mislead its shareholders today about potential conflicts of interest within its recently established independent committee of trustees, according to a statement released by dissident shareholder Gotham Partners L.P.

         First Union chief financial officer and executive vice president denied during a conference call today that Russell Gifford, the head of the independent committee, was recently named chief executive of Van Tek, a subsidiary of the firm's Imperial Parking operation. When questioned further about the position held by Gifford, chairman Jim Mastandrea replied that he is an "unpaid consultant" for Van Tek.

         Gotham cites Imperial Parking's documents as evidence to the contrary: According to an article posted on the firm's web-site, Gifford was named the chief executive of Van Tek on March 1.

         "Mr. Mastandrea's outright lies to shareholders on this most recent conference call are reprehensible," Gotham says, adding that his dual role as chief executive and head of the committee presents him with "disabling conflict of interest."

         As reported, First Union established the special committee earlier this month to look at ways to maximize shareholder value following mounting pressure from Gotham, who is seeking majority control of the board.

         First Union revealed in the conference call that Van Tek lost approximately $1 million in the first quarter of this year, contributing to First Union's 55% decline in funds from operations, according to Gotham. First Union's alleged overpayment for Van Tek's parent, Imperial Parking, has served as a cornerstone in Gotham's argument that Mastandrea's management team is unable to run an acquisition intensive business.

         First Union failed to mention Gifford's position at Van Tek in the proxy materials that it mailed to shareholders in connection with Gotham's fight for board control, leading it to believe that the firm's "Securities & Exchange Commission filings are materially false and misleading."


www.fedfil.com/support   //
(END) FEDERAL FILINGS-DOW JONES NEWS 04-24-98 17:50
FEDERAL FILINGS CONTACTS: (202) 393-7856 FOR EDITORIAL,
                      (800) 487-6162 FOR DOCUMENT SALES,
                      (202) 628-8990 FOR NEWSWIRE SALES,
                      (888) FED-FILE FOR TECHNICAL SUPPORT,